Exhibit 99.1

News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: October 13, 2021, 6:00 a.m. EDT	Contact: Jack Isselmann, Media Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier advances railcar leasing strategy with portfolio acquisition

GBX Leasing exceeds first-year railcar lease fleet targets

Lake Oswego, Oregon, October 13, 2021 –The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today announced the acquisition of more than 3,600 railcars, a portion of which will be held in GBX Leasing (GBXL), a recently formed special purpose subsidiary which is approximately 95% owned by Greenbrier.

GBXL was formed to acquire a minimum of $200 million of newly built and leased railcars in its first year of operations. GBXL serves high credit quality railcar lessees which require leases with mid-to-longer term maturities. As of September 30, 2021, GBXL’s fleet totals nearly 4,000 units with a fair market value of $350 million, exceeding Greenbrier’s initial investment target for the venture by 75%. The fleet was assembled through a combination of lease originations on Greenbrier built railcars and the portfolio acquisition announced today. This two-pronged acquisition strategy allows GBXL to rapidly scale a diversified portfolio of leased railcars. Railcars in the GBXL fleet transport a wide variety of commodities and serve a broad range of industries, including agriculture, energy, petrochemical and consumer goods.

Greenbrier CEO and Chairman William A. Furman stated, “By providing tax-advantaged cash flows, lease fleet investments reduce Greenbrier’s exposure to the inherent cyclicality of freight transportation equipment manufacturing. The recent railcar acquisition advances Greenbrier’s strategy to increase the scale of our lease fleet assets. The mix of railcar types included in the acquisition is an excellent fit for our growing GBXL portfolio. The fleet allows us to better serve our existing customers and engage market participants previously unaddressed by Greenbrier. Additionally, the transaction will generate attractive returns, delivering further value to our shareholders.”

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier manages 445,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. Together, GBXL and Greenbrier own a lease fleet of nearly 12,500 railcars. Learn more about Greenbrier at www.gbrx.com.

-More-

Greenbrier Announces (Cont.)	Page 2

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Greenbrier uses words such as “advances”, “deliver”, “generate”, “growing”, and “scale”, and similar expressions to identify forward-looking statements. These forward-looking statements relate to a variety of matters, including, without limitation, statements that relate to Greenbrier’s leasing strategy, returns, tax treatment, cash flows, and value being indicative of Greenbrier’s level of future returns. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference are discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2020 and Greenbrier’s Quarterly Reports, and in Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

###